Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A into the Company's previously filed Registration Statement File No. 333-06579 and File No. 333-21782.

/s/ Arthur Andersen LLP
Atlanta, Georgia
November 9, 2001